Exhibit 99.2

Hyatt Investor Deck

SECOND QUARTER 2024



THE LEGEND PARACAS RESORT
NEWLY OPENED Q2 2024

HYATT

HYATT AND RELATED MARKS ARE TRADEMARKS OF HYATT CORPORATION OR ITS AFFILIATES. © 2024 HYATT CORPORATION. ALL RIGHTS RESERVED.

Disclaimers 2 Forward-Looking Statements in this presentation, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about Hyatt Hotels Corporation’s (the “Company”) plans, strategies, outlook, the amount by which the Company intends to reduce its real estate asset base, the expected amount of gross proceeds from the sale of such assets, and the anticipated timeframe for such asset dispositions, the number of properties we expect to open in the future, our growth model, our credit rating expectations, our capital allocation plans, our expected Adjusted G&A Expense, our expected capital expenditures, our expected net income and Adjusted EBITDA, our expected net rooms growth, our expected system-wide RevPAR, our expected Free Cash Flow, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the rate and pace of economic recovery following economic downturns; global supply chain constraints and interruptions, rising costs of construction-related labor and materials, and increases in costs due to inflation or other factors that may not be fully offset by increases in revenues in our business; risks affecting the luxury, resort, and all-inclusive lodging segments; levels of spending in business, leisure, and group segments, as well as consumer confidence; declines in occupancy and average daily rate; limited visibility with respect to future bookings; loss of key personnel; domestic and international political and geopolitical conditions, including political or civil unrest or changes in trade policy; hostilities, or fear of hostilities, including future terrorist attacks, that affect travel; travel-related accidents; natural or man-made disasters, weather and climate-related events, such as earthquakes, tsunamis, tornadoes, hurricanes, droughts, floods, wildfires, oil spills, nuclear incidents, and global outbreaks of pandemics or contagious diseases, or fear of such outbreaks; our ability to successfully achieve certain levels of operating profits at hotels that have performance tests or guarantees in favor of our third-party owners; the impact of hotel renovations and redevelopments; risks associated with our capital allocation plans, share repurchase program, and dividend payments, including a reduction in, or elimination or suspension of, repurchase activity or dividend payments; the seasonal and cyclical nature of the real estate and hospitality businesses; changes in distribution arrangements, such as through internet travel intermediaries; changes in the tastes and preferences of our customers; relationships with colleagues and labor unions and changes in labor laws; the financial condition of, and our relationships with, third-party owners, franchisees, and hospitality venture partners; the possible inability of third-party owners, franchisees, or development partners to access the capital necessary to fund current operations or implement our plans for growth; risks associated with potential acquisitions and dispositions and our ability to successfully integrate completed acquisitions with existing operations; failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals); our ability to successfully execute our strategy to expand our management and hotels services and franchising business while at the same time reducing our real estate asset base within targeted timeframes and at expected values; our ability to maintain effective internal control over financial reporting and disclosure controls and procedures; declines in the value of our real estate assets; unforeseen terminations of our management and hotels services or franchise agreements; changes in federal, state, local, or foreign tax law; increases in interest rates, wages, and other operating costs; foreign exchange rate fluctuations or currency restructurings; risks associated with the introduction of new brand concepts, including lack of acceptance of new brands or innovation; general volatility of the capital markets and our ability to access such markets; changes in the competitive environment in our industry, industry consolidation, and the markets where we operate; our ability to successfully grow the World of Hyatt loyalty program and Unlimited Vacation Club paid membership program; cyber incidents and information technology failures; outcomes of legal or administrative proceedings; and violations of regulations or laws related to our franchising business and licensing businesses and our international operations; and other risks discussed in the Company's filings with the SEC, including our annual reports on Form 10-K and quarterly reports on Form 10-Q, which filings are available from the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this presentation. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Forward-Looking Statements Non-GAAP Financial Measures This presentation includes references to certain financial measures, each identified with the symbol “†”, that are not calculated or presented in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures have important limitations and should not be considered in isolation or as a substitute for measures of the Company’s financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures, as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculations. During the quarter ended June 30, 2024, the Company revised its definition of Adjusted EBITDA to exclude transaction and integration costs and recast prior-period results to provide comparability. Refer to page A-5 of the schedules in the second quarter 2024 earnings release for additional detail. Key Business Metrics This presentation includes references to certain key business metrics used by the Company, each identified with the symbol “◊”.

INVESTMENT CONSIDERATIONS[1]

76%

Asset-Light Earnings Mix◊2

$602M

Free Cash Flow†

7 Years

Industry-Leading Net Rooms Growth

$2.5B

Returned to Shareholders[3]

- Simple and predictable asset-light business model
- Global portfolio of brands serving the high-end traveler in each of our segments
- Rooms, fees, pipeline, and loyalty membership growing at a faster rate than our larger competitors
- Operational and commercial execution driving record performance and Free Cash Flow†
- Capital allocation strategy driving growth and shareholder returns

[1] Key investment data as of December 31, 2023.
[2] Asset-Light Earnings Mix◊ included Net Deferrals and Net Financed Contracts in 2023.
[3] Returned to shareholders through share repurchases and dividends since year end 2017.


caption
BY HYATT
BE THE
CHANGE YOU
WISH TO SEE

CAPTION BY HYATT NAMBA OSAKA

HYATT

3

STRATEGIC GROWTH ACROSS MULTIPLE DIMENSIONS 4 +73%  +95%  +81%  +340%  +2,900 bps 20232017 20232017 20232017 20232017 20232017 SYSTEM-WIDE ROOMS GROSS FEE REVENUE PIPELINE LOYALTY MEMBERS ASSET-LIGHT EARNINGS MIX ◊1   186K 322K $970M $498M 127K 70K 44M 10M 76% 47% 1 A s s e t - L i g h t E a r n i n g s M i x ◊ i n c l u d e d N e t D e f e r r a l s a n d N e t F i n a n c e d C o n t r a c t s i n 2 0 2 3 . C a l c u l a t e d c o m p a r i s o n s b a s e d o n y e a r e n d s 2 0 1 7 a n d 2 0 2 3 . 2 0 1 7 g r o s s f e e r e v e n u e r e p r e s e n t s m a n a g e m e n t , f r a n c h i s e , a n d o t h e r f e e s f o l l o w i n g t h e a d o p t i o n o f A S C 6 0 6 d u r i n g t h e y e a r e n d e d D e c e m b e r 3 1 , 2 0 1 8 a s d i s c l o s e d i n o u r 2 0 1 8 F o r m 1 0 - K . 2 0 2 3 g r o s s f e e r e v e n u e s r e p r e s e n t s t h e r e c a s t f i g u r e s p r o v i d e d i n t h e s u p p l e m e n t a l f i n a n c i a l i n f o r m a t i o n o n F o r m 8 - K f i l e d o n A p r i l 2 5 , 2 0 2 4 . Source Notes: Updated Annually Support: Hyatt Hotels\CHICO-Team-Corporate FPA - Documents\Fact Pack and QA Document\2024\Investor Consideration Deck Support\Annual \ Strategic Growth support file -2009 Data can be found under 2009 folder System-wide rooms based on Inventory as of December 31, 2009 Fee Revenue, pipeline, and loyalty members based on Hyatt 2009 Annual Report -2017 Data can be found under 2017 folder System-wide rooms based on Inventory as of December 31, 2017 Fee Revenue and pipeline based on Q4 2017 Earnings Release Loyalty members based on 10-K 2017 -2023 Data System-wide rooms based on Inventory as of December 31, 2023 Fee Revenue and pipeline based on Q4 2023 Earnings Release Loyalty members based on 10-K 2023 as well as Enrollment and Program member count Q4 2023

HYATT VIVID GRAND ISLAND

GLOBAL HOSPITALITY COMPANY FOCUSED ON SERVING THE HIGH-END TRAVELER

78

Countries Around
the World and 6 Continents

29

Global Brands

1,352

Hotels and All-Inclusive
Properties

325,507

Rooms

#1

World's Largest Portfolio
of Luxury Branded Rooms
in Resort Locations[1]

~130,000

Rooms in Pipeline
A Company Record

Figures as of June 30, 2024.
[1] Source: STR Global Census as of June 30, 2024; Luxury Branded Rooms as defined by STR Chain Scale Classification.

HYATT
5

HYATT'S PORTFOLIO IS UNIQUELY POSITIONED; DRIVEN BY SIGNIFICANT EXPANSION OF LUXURY, RESORT, AND LIFESTYLE HOTELS

	2017[1]	2023	GROWTH
LUXURY ROOMS	43K	**96K**	**Doubled Luxury Rooms**
RESORT ROOMS	23K	**75K**	**Tripled Resort Rooms**
LIFESTYLE[2] ROOMS	9K	**43K**	**Quintupled Lifestyle Rooms**



THOMPSON HOUSTON

HYATT GLOBAL SHARE[3]

- **#1** World's Largest Portfolio of Luxury Branded Rooms in Resort Locations
- **17%** Global Share of Luxury Branded Rooms in Resort Locations
- **13%** Global Share of Luxury Branded Rooms in all locations

HYATT

[1] Baseline growth since 2017 reflects when Hyatt announced its permanent owned asset sell down commitment.
[2] Includes Alila, Andaz, Hyatt Centric, The Unbound Collection by Hyatt, Thompson Hotels, Dream Hotels, & JdV by Hyatt.
[3] Source: STR Global Census as of December 31, 2023; Luxury Branded Rooms as defined by STR Chain Scale Classification.
Key investment data as of December 31, 2023 (unless otherwise noted).

World of Hyatt global brands B a s e d o n b r a n d b a r a s o f J u n e 3 0 , 2 0 2 4 . 7 Source Notes:

C A P T I O N B Y H Y A T T N A M B A O S A K A 8 QUARTERLY HIGHLIGHTS

ADJUSTED EBITDA† DILUTED EPS GROSS FEES A N E W R E C O R D $359M NET INCOME $3.46 $307M $275M OPERATIONAL RESULTSFINANCIAL RESULTS +9% INCREASE OF ROOMS IN P IPEL INE 1 3 0 , 0 0 0 | A N E W R E C O R D +4.6% NET ROOMS GROWTH +4.7% SYSTEM-WIDE HOTELS REVPAR ◊ +21% WORLD OF HYATT MEMBER GROWTH 4 8 M | A N E W R E C O R D Source Notes: Operational Results: RevPAR and NRG are linked to ER. Pipeline increase should be calculated vs prior year’s ER (rounded pipeline) vs current year rounded pipeline #. World of Hyatt Member growth: Teams\Hyatt Hotels\CHICO-Team- Corporate FPA - Documents\Hotel FP&A\World of Hyatt Enrollments 9 Q2 2024 HIGHLIGHTS • World of Hyatt named “Best Hotel Rewards Program” and the World of Hyatt Credit Card named “Best Overall Hotel Credit Card” by WalletHub • 80% of Mr & Mrs Smith properties listed on Hyatt channels have received bookings from World of Hyatt members with nearly two-thirds of bookings for paid reservations; Globalists accounted for >20% of these bookings • Announced an exclusive alliance with Under Canvas1, the leader in upscale outdoor hospitality, where World of Hyatt members can now earn and redeem points at Under Canvas locations F i g u r e s a s o f J u n e 3 0 , 2 0 2 4 , a n d g r o w t h r a t e s r e p r e s e n t y e a r - o v e r - y e a r c o m p a r i s o n s f r o m Q 2 2 0 2 3 v s . Q 2 2 0 2 4 . 1 U n d e r C a n v a s a l l i a n c e a n n o u n c e d a n d l a u n c h e d J u l y 2 5 , 2 0 2 4 . P A R K H Y A T T C H A N G S H A N E W L Y O P E N E D Q 2 2 0 2 4 HIGHLIGHTS

FULL YEAR 2024 OUTLOOK

3.0 - 4.0%
System-Wide Hotels RevPAR◊

$1,055M - $1,115M
Net Income

5.5 - 6.0%
Net Rooms Growth

$1,135M to $1,175M
Adjusted EBITDA†[1]

$560M to $610M
Free Cash Flow†

$800M to $850M
Capital Returns to Shareholders[2]



MAISON MÉTIER

[1] During the quarter ended June 30, 2024, the Company revised its definition of Adjusted EBITDA to exclude transaction and integration costs and recast prior-period results to provide comparability. Adjusted EBITDA outlook reflects the removal of approximately $10 million relating to this definition revision. Refer to page A-5 of the schedules in the second quarter 2024 earnings release for additional detail.
[2] Figure inclusive of dividends and share repurchases.
Full details of the Company's 2024 outlook can be found in its second quarter 2024 earnings release.
The Company's 2024 outlook is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results.

HYATT
10

EARNINGS GROWTH MODEL REFLECTS SIMPLIFIED AND MORE PREDICTABLE EARNINGS

EARNINGS GROWTH MODEL SENSITIVITIES FOR 2024 AND 2025

+/- **1 point** RevPAR◊ — $12M – $20M

\+

+/- **1 point** Net Rooms Growth — $8M – $10M

=

+/- in Adjusted EBITDA† — $20M – $30M

Additional Model Assumptions

Overhead Growth	Distribution Margins	Asset-Light Earnings Mix◊
3% per year	16% -19%	+100bps 2026 & beyond

2025 Illustrative Earnings Mix before Overhead


Owned & Leased
15%
Distribution
10%
Asset-Light Earnings Mix◊
Management & Franchising
75%
Asset-Light Earnings Mix◊1

[1] Asset-Light Earnings Mix◊ included Net Deferrals and Net Financed Contracts in 2023.
System-wide hotels RevPAR◊ includes comparable hotels.
The Company's illustrative long-term outlook for 2024 and 2025 is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results.

HYATT

11

CAPITAL ALLOCATION STRATEGY 12 WE HAVE AND WILL CONTINUE TO: Invest in growth to increase shareholder value Return excess cash to shareholders Commit to an investment-grade profile P A R K H Y A T T C H A N G S H A

COMMITTED TO RETURNING CAPITAL THROUGH DIVIDENDS & SHARE REPURCHASES



HYATT REGENCY NAIROBI WESTLANDS

$0.15	QUARTERLY DIVIDEND[1]
$1.6B	SHARE REPURCHASE AUTHORIZATION[2]
$800M to $850M	2024 OUTLOOK FOR CAPITAL RETURNS[3]

[1] Third quarter dividend payable on September 10, 2024 to shareholders of record as of August 27, 2024.

[2] Share repurchase authorization as of June 30, 2024. Share repurchases may be made from time to time in the open market, in privately negotiated transactions, or otherwise, including pursuant to a Rule 10b5-1 plan or an accelerated share repurchase transaction, at prices that the Company deems appropriate and subject to market conditions, applicable law and other factors deemed relevant in the Company's sole discretion. The common stock repurchase program applies to the Company's Class A Common Stock and/or the Company's Class B Common Stock. The common stock repurchase program does not obligate the Company to repurchase any dollar amount or number of shares of common stock and the program may be suspended or discontinued at any time.

[3] The Company expects to return capital to shareholders through a combination of cash dividends on its common stock and share repurchases.

HYATT

13

COMMITTED TO INVESTMENT GRADE

Credit Ratings

BBB-	Baa3	BBB-
Stable	Stable	Stable
S&P Global Ratings	MOODY'S	FitchRatings

Liquidity

STRONG POSITION WITH:

$2.0B

Cash, Cash Equivalents, & Short-Term Investments[2]

$1.5B

Revolver Capacity Available, Net of Letters of Credit Outstanding

Senior Notes Maturities by Year

Total Debt: $3.9B[1]

$M USD



$746
$450
$400
$600
$1,639
2024²
2025
2026
2027
2028 & Beyond

[1] Chart excludes $45 million of variable rate term loan, $24 million of floating-rate debt, $5 million of finance lease obligations, $24 million of unamortized discounts and deferred financing fees as well as our revolving credit facility, which matures in 2027. At June 30, 2024, the Company had $1,496 million of borrowing capacity available under our revolving credit facility, net of letters of credit outstanding.

[2] The Company intends to use cash on hand to fully repay notes maturing on October 1, 2024, at or prior to maturity.

CAPTION BY HYATT ZHONGSHAN PARK SHANGHAI

HYATT

Total Debt and Liquidity figures as of June 30, 2024.

14

WHAT TO EXPECT IN 2024 AND BEYOND...


BENTLEY
SOUTHAMPTON
THE BENTLEY HOTEL SOUTHAMPTON

- Durable and predictable asset-light earnings model designed to generate significant and expanding **Free Cash Flow**[†]
- **Asset-Light Earnings Mix**[◊] **above 80%**, underpinned by the successful completion of our asset disposition program
- Growth strategy focused on **enhancing network effect** creates value for all stakeholders

The Company's 2024 and beyond outlook is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results.

HYATT 15

16

17 APPENDIX

18 Definitions Adjusted Earnings Before Interest Expense, Taxes, Depreciation, and Amortization ("Adjusted EBITDA"): We use the term Adjusted EBITDA throughout this earnings release. Adjusted EBITDA, as we define it, is a measure that is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP"). We define consolidated Adjusted EBITDA as net income (loss) attributable to Hyatt Hotels Corporation plus our pro rata share of unconsolidated owned and leased hospitality ventures' Adjusted EBITDA based on our ownership percentage of each owned and leased venture, adjusted to exclude the following items: • interest expense; • benefit (provision) for income taxes; • depreciation and amortization; • amortization of management and hotel services agreement and franchise agreement assets and performance cure payments, which constitute payments to customers ("Contra revenue"); • revenues for reimbursed costs; • reimbursed costs that we intend to recover over the long term; • transaction and integration costs; • equity earnings (losses) from unconsolidated hospitality ventures; • stock-based compensation expense; • gains (losses) on sales of real estate and other; • asset impairments; and • other income (loss), net. We calculate consolidated Adjusted EBITDA by adding the Adjusted EBITDA of each of our reportable segments and eliminations to overhead Adjusted EBITDA. Our board of directors and executive management team focus on Adjusted EBITDA as one of the key performance and compensation measures both on a segment and on a consolidated basis. Adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operations both on a segment and on a consolidated basis. Our President and Chief Executive Officer, who is our chief operating decision maker, also evaluates the performance of each of our reportable segments and determines how to allocate resources to those segments, in part, by assessing the Adjusted EBITDA of each segment. In addition, the compensation committee of our board of directors determines the annual variable compensation for certain members of our management based in part on consolidated Adjusted EBITDA, segment Adjusted EBITDA, or some combination of both. We believe Adjusted EBITDA is useful to investors because it provides investors with the same information that we use internally for purposes of assessing our operating performance and making compensation decisions and facilitates our comparison of results with results from other companies within our industry. Adjusted EBITDA excludes certain items that can vary widely across different industries and among companies within the same industry, including interest expense and benefit (provision) for income taxes, which are dependent on company specifics, including capital structure, credit ratings, tax policies, and jurisdictions in which they operate; depreciation and amortization, which are dependent on company policies including how the assets are utilized as well as the lives assigned to the assets; Contra revenue, which is dependent on company policies and strategic decisions regarding payments to hotel owners; and stock-based compensation expense, which varies among companies as a result of different compensation plans companies have adopted. We exclude revenues for reimbursed costs and reimbursed costs which relate to the reimbursement of payroll costs and for system-wide services and programs that we operate for the benefit of our hotel owners as contractually we do not provide services or operate the related programs to generate a profit over the terms of the respective contracts. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Therefore, we exclude the net impact when evaluating period-over-period changes in our operating results. Adjusted EBITDA includes reimbursed costs related to system-wide services and programs that we do not intend to recover from hotel owners. Finally, we exclude other items that are not core to our operations and may vary in frequency or magnitude, such as transaction and integration costs, asset impairments, unrealized and realized gains and losses on marketable securities, and gains and losses on sales of real estate and other. Adjusted EBITDA is not a substitute for net income (loss) attributable to Hyatt Hotels Corporation, net income (loss), or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered as a measure of the income (loss) generated by our business. Our management compensates for these limitations by referencing our GAAP results and using Adjusted EBITDA supplementally. Adjusted General and Administrative ("G&A") Expenses: Adjusted G&A Expenses, as we define it, is a non-GAAP measure. Adjusted G&A Expenses exclude the impact of deferred compensation plans funded through rabbi trusts and stock-based compensation expense. Adjusted G&A Expenses assist us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operations, both on a segment and consolidated basis.

19 Definitions Asset-Light Earnings Mix: Asset-Light Earnings Mix is calculated as Adjusted EBITDA from the management and franchising segment and distribution segment divided by Adjusted EBITDA, excluding overhead and eliminations. Our management uses this calculation to assess the composition of the Company's earnings. Average Daily Rate ("ADR"): ADR represents hotel room revenues, divided by the total number of rooms sold in a given period. ADR measures the average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in our industry, and we use ADR to assess the pricing levels that we are able to generate by customer group, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described below. Comparable system-wide and Comparable owned and leased: "Comparable system-wide" represents all properties we manage, franchise, or provide services to, including owned and leased properties, that are operated for the entirety of the periods being compared and that have not sustained substantial damage, business interruption, or undergone large scale renovations during the periods being compared. Comparable system-wide also excludes properties for which comparable results are not available. We may use variations of comparable system-wide to specifically refer to comparable system-wide hotels, including our wellness resorts, or our all-inclusive resorts, for those properties that we manage, franchise, or provide services to within the management and franchising segment. "Comparable owned and leased" represents all properties we own or lease that are operated and consolidated for the entirety of the periods being compared and have not sustained substantial damage, business interruption, or undergone large-scale renovations during the periods being compared. Comparable owned and leased also excludes properties for which comparable results are not available. We may use variations of comparable owned and leased to specifically refer to comparable owned and leased hotels, including our wellness resorts, or our all-inclusive resorts, for those properties that we own or lease within the owned and leased segment. Comparable system-wide and comparable owned and leased are commonly used as a basis of measurement in our industry. "Non-comparable system-wide" or "non-comparable owned and leased" represent all properties that do not meet the respective definition of "comparable" as defined above. Constant Dollar Currency: We report the results of our operations both on an as-reported basis, as well as on a constant dollar basis. Constant Dollar Currency, which is a non-GAAP measure, excludes the effects of movements in foreign currency exchange rates between comparative periods. We believe constant dollar analysis provides valuable information regarding our results as it removes currency fluctuations from our operating results. We calculate Constant Dollar Currency by restating prior-period local currency financial results at the current period's exchange rates. These restated amounts are then compared to our current period reported amounts to provide operationally driven variances in our results. Free Cash Flow: Free Cash Flow represents net cash provided by operating activities less capital expenditures. We believe Free Cash Flow to be a useful liquidity measure to us and investors to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions and investments, as well as our ability to return cash to shareholders through dividends and share repurchases. Free Cash Flow is not necessarily a representation of how we will use excess cash. Free Cash Flow is not a substitute for net cash provided by operating activities or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Free Cash Flow and management compensates for these limitations by referencing our GAAP results and using Free Cash Flow supplementally. Net Deferrals: Net Deferrals represent the change in contract liabilities associated with the Unlimited Vacation Club membership contracts less the change in deferred cost assets associated with the contracts. The contract liabilities and deferred cost assets are recognized as revenue and expense, respectively, on our consolidated statements of income (loss) over the customer life, which ranges from 3 to 25 years. We believe Net Deferrals is useful to investors as it represents cash received that will be recognized as revenue in future periods. Net Financed Contracts: Net Financed Contracts represent Unlimited Vacation Club contracts signed during the period for which an initial cash down payment has been received and the remaining balance is contractually due in monthly installments over an average term of less than 4 years. The Net Financed Contract balance is calculated as the unpaid portion of membership contracts reduced by expenses related to fulfilling the membership program contracts and further reduced by an allowance for future estimated uncollectible installments. Net Financed Contract balances are not reported on our consolidated balance sheets as our right to collect future installments is conditional on our ability to provide continuous access to member benefits at ALG resorts over the contract term, and the associated expenses to fulfill the membership contracts become liabilities of the Company only after the installments are collected. We believe Net Financed Contracts is useful to investors as it represents an estimate of future cash flows due in accordance with contracts signed in the current period. Net Package ADR: Net Package ADR represents net package revenues divided by the total number of rooms sold in a given period. Net package revenues generally include revenue derived from the sale of package revenue at all-inclusive resorts comprised of rooms revenue, food and beverage, and entertainment, net of compulsory tips paid to employees. Net Package ADR measures the average room price attained by a hotel, and Net Package ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. Net Package ADR is a commonly used performance measure in our industry, and we use Net Package ADR to assess the pricing levels that we are able to generate by customer group, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above. Net Package Revenue per Available Room ("RevPAR"): Net Package RevPAR is the product of the Net Package ADR and the average daily occupancy percentage. Net Package RevPAR generally includes revenue derived from the sale of package revenue comprised of rooms revenue, food and beverage, and entertainment, net of compulsory tips paid to employees. Our management uses Net Package RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. Net Package RevPAR is a commonly used performance measure in our industry.

20 Definitions Occupancy: Occupancy represents the total number of rooms sold divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of a hotel's available capacity. We use occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for hotel rooms increases or decreases. RevPAR: RevPAR is the product of the ADR and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, and other guest service revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in our industry. RevPAR changes that are driven predominantly by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are driven predominantly by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs, including housekeeping services, utilities, and room amenity costs, and could also result in increased ancillary revenues, including food and beverage. In contrast, changes in average room rates typically have a greater impact on margins and profitability as average room rate changes result in minimal impacts to variable operating costs.

Non-GAAP Reconciliations

(in millions)

	Year Ended December 31, 2023
Net cash provided by operating activities	$ 800
Capital expenditures	(198)
Free Cash Flow	$ 602

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2024	2023	2024	2023
Net income attributable to Hyatt Hotels Corporation	$ 359	$ 68	$ 881	$ 126
Interest expense	40	31	78	64
Provision for income taxes	103	27	122	74
Depreciation and amortization	84	99	176	197
Contra revenue	16	12	29	22
Revenues for reimbursed costs	(842)	(784)	(1,644)	(1,513)
Reimbursed costs	853	789	1,689	1,538
Transaction and integration costs (a)	10	10	18	23
Equity (earnings) losses from unconsolidated hospitality ventures	30	1	(45)	3
Stock-based compensation expense (b)	15	16	46	48
(Gains) losses on sales of real estate and other	(350)	—	(753)	—
Asset impairments	—	5	17	7
Other (income) loss, net	(28)	(12)	(82)	(67)
Pro rata share of unconsolidated owned and leased hospitality ventures' Adjusted EBITDA	17	17	34	31
Adjusted EBITDA	$ 307	$ 279	$ 566	$ 553

(a) During the three months ended June 30, 2024, the Company revised its definition of Adjusted EBITDA to exclude transaction and integration costs, and it recast prior-period results to provide comparability. The revised definition excludes transaction costs previously recognized in general and administrative expenses and integration costs. Previously, only transaction costs recognized in gains (losses) on sales of real estate and other and other income (loss), net were excluded from Adjusted EBITDA. As these costs may vary in frequency or magnitude, the Company believes the revised definition presents a more representative measure of its core operations, assists in the comparability of results, and provides information consistent with how its management evaluates operating performance. Refer to the appendix for definitions.

(b) Includes amounts recognized in general and administrative expenses and distribution expenses.

HYATT

21

Non-GAAP Reconciliations 22 (in millions) Year Ended December 31, 2024 Outlook Range Low Case High Case Net income attributable to Hyatt Hotels Corporation $ 1,055 $ 1,115 Interest expense 175 175 Provision for income taxes 161 191 Depreciation and amortization 345 345 Contra revenue 56 56 Reimbursed costs, net of revenues for reimbursed costs 108 98 Transaction and integration costs 26 21 Equity (earnings) losses from unconsolidated hospitality ventures (41) (61) Stock-based compensation expense 73 73 (Gains) losses on sales of real estate (748) (758) Asset impairments 17 17 Other (income) loss, net (157) (167) Pro rata share of unconsolidated owned and leased hospitality ventures' Adjusted EBITDA 65 70 Adjusted EBITDA $ 1,135 $ 1,175 Year Ended December 31, 2024 Outlook Range Low Case High Case Net cash provided by operating activities $ 730 $ 780 Capital expenditures (170) (170) Free Cash Flow $ 560 $ 610 Source Notes: linked to ER schedule